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                                                                   EXHIBIT 10.17

                              [REGENT PACIFIC MANAGEMENT CORPORATION LETTERHEAD]



July 13, 2001


Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
Calico Commerce, Inc.
333 West San Carlos Street, Suite 300
San Jose, CA 95110

Dear Messrs. Costello, Friedman, Lacroute, Naumann and Unger:


RE: Retainer Agreement between Regent Pacific Management Corporation and Calico Commerce, Inc.


I am writing this letter, pursuant to your request, to set forth the terms and conditions upon which Regent Pacific Management Corporation, ("Regent Pacific"), will be engaged to perform certain management services for Calico Commerce, Inc., a Delaware corporation, and its wholly owned and controlled subsidiaries (collectively, "Calico"), under certain guarantees and indemnities to be provided by the company and the board. This agreement is contingent upon and subject to an indemnification and guarantee agreement, in a form acceptable to Regent Pacific.

Included within these services will be the following work product, which Regent Pacific will supply to Calico in accordance with the terms of this letter and for the agreed-upon cash payments required by this letter;


1. Regent Pacific agrees to provide a crisis team, to immediately assume the chief executive and general management responsibilities of Calico, and to develop and implement a restructuring and recovery plan for Calico. The goal of this assignment shall be to control the immediate crisis situation and redirect the company with respect to the potential financial and operational restructuring of the ongoing business of Calico.

2. Regent Pacific shall provide the services of Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific Management Corporation, as a board-appointed Director and James B. Weil, Principal of Regent Pacific, as the board-appointed President and Chief Executive Officer of Calico, who shall be a part of the crisis team and jointly lead the engagement on behalf of Regent Pacific. Regent
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                              [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]
Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 2



     Pacific shall be appointed by the Board of Directors to provide General Management services to Calico. Regent Pacific and Messrs. Sbona and Weil shall report to the Board of Directors of Calico and shall be solely accountable to the Board for fulfilling the obligations of this engagement.

Regent Pacific's services do not include the following activities and/or work product:

     With the exception of Gary J. Sbona and James B. Weil, Regent Pacific personnel provided under the terms of this engagement shall not be appointed officers or directors of Calico, and shall not accept nor be held accountable for the fiduciary obligations of an officer or director of Calico, except as mutually agreed upon by the parties.

Regent Pacific is prepared to begin our services this week, contingent upon:

1.   This duly executed retainer agreement on the part of Calico;

2. The transfer of and receipt by Regent Pacific of the required initial payments of this retainer agreement;

3. Duly executed indemnification agreement between Calico and Mr. Sbona and Mr. Weil, and Calico and Regent Pacific in a form acceptable to Regent Pacific.

4. Duly executed employee stock option agreement in a form acceptable to Regent Pacific.

In addition to Mr. Sbona and Mr. Weil, the initial team assigned will be H. Michael Hogan, Thomas E. Gardner, Chadwick T. Forrest and/or Joseph O. Vogel, Principals of Regent Pacific. Calico understands that Regent Pacific retains the right to assign or interchange these people with other people as the work progresses, in order to address Calico's requirements, as long as the fee paid for our services is not increased for the included work product.

FEES: We have agreed to provide the work product included in this agreement for a period of twenty-six (26) weeks of non-cancelable service. This service shall be $50,000 per week payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period. It is agreed and understood between us that the

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                                    [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]

Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 3

payments of such cash fees are to be made immediately preceding the start of each four-week billing period, and that failure to pay such periodic payments when due shall constitute a breach of this agreement by Calico. It is further understood that Regent Pacific's fees are to be paid in advance of the work to be performed, and that the initial payment is to be paid on or before July 16, 2001. It is further agreed that such cash payments are earned in full upon receipt by Regent Pacific, by virtue of our accepting this agreement and the responsibilities it entails, and are nonrefundable.

ADVANCE RETAINER: In the light of the uncertainty of the situation facing Calico, Calico agrees to pay Regent Pacific an advance four (4) weeks retainer for services which may be rendered and expenses which may be incurred in connection with this engagement. The amount of that retainer is to be in the sum of $200,000. The funds shall be deposited in an escrow account titled "Regent Pacific Management Corporation, for the benefit of Calico." Immediately prior to any cancellation by Calico prior to the expiration of the non-cancelable period or, thereafter, without 60 days written notice, or immediately upon the filing of any petition in bankruptcy by or against Calico, the retainer, plus any interest earned thereon, shall become the property of Regent Pacific, free and clear of any claims of Calico, and shall be transferred to Regent Pacific's general account. In such an event the retainer shall be deemed earned in full by virtue of Regent Pacific's undertaking this engagement and be nonrefundable. This sum is in addition to and not in satisfaction of any damages which Regent Pacific may otherwise recover against Calico for breach of this agreement, and reflects Calico's agreement that the retainer represents the minimum fee for Regent Pacific's acceptance of the agreement and the work undertaken, irrespective of the amount of time actually spent by Regent Pacific in the course of its employment. In the event that this agreement expires upon completion of the term, or terminates in accordance with its cancellation provisions, the escrow account, plus any interest, will be returned to Calico within five business days after such expiration or termination.

STOCK OPTIONS: In addition to the cash fees payable to Regent Pacific under the terms of this agreement, it is agreed that Calico will grant options to Gary J. Sbona and/or his designee from time to time, initially as an inducement for employment and subsequently as an incentive for agreeing to extend the term of this agreement. The initial stock option grant to Gary J. Sbona, dated July 16, 2001, will be the greater of two million five hundred thousand (2,500,000)
shares of Calico common stock or six and one-half (6.5%) percent of the fully diluted, and inclusive of the Regent Pacific grant, basis of the outstanding shares of Calico stock at the market closing price as of that date. The terms of this option grant and of any subsequent option grant, shall include but not be limited to a) vesting to
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                                    [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]

Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 4

commence immediately after the grant date, (b) vesting to be monthly over a period of one year, or the remaining term of the Agreement, whichever is less. Additionally, all of the shares subject to the option will vest automatically upon (i) the consummation of a sale of all or substantially all of the assets of the Company, (ii) a merger of the Company with or into another corporation in which the stockholders of the Company immediately before the transaction do not own, directly or indirectly, a majority of the voting stock of the Company or the surviving entity immediately following the transaction, or (iii) termination of employment by the Company without cause. For these purposes, "cause" will be defined to mean (i) Optionee's violation of any material provision of the Company's standard agreement relating to proprietary rights, (ii) any act of theft or dishonesty, (iii) any immoral or illegal act which has a detrimental effect on this business or reputation of the Company or any Participating Company, or (iv) any material failure to use reasonable efforts to perform reasonably requested tasks after written notice and a reasonable opportunity to comply with such notice. Stock options in addition to those referenced in this amendment may be granted to Gary J. Sbona and/or his designee from time to time at the sole discretion of Calico Board of Directors.

TERM OF AGREEMENT: The term of this agreement shall be for twenty-six (26) weeks of non-cancelable service, unless earlier terminated in accordance with this paragraph. Regent Pacific hereby commits the availability of its resources to Calico under this agreement for the full twenty-six (26) week term of the engagement. Calico may discharge Regent Pacific at any time after the non-cancelable period provided that Calico had delivered 60-day written notice of intent to cancel this agreement. Regent Pacific may withdraw from this assignment at any time with Calico's consent or for good cause without Calico's consent. Good cause includes Calico's breach of this agreement (including Calico's failure to pay any invoice within five working days of presentation), or any fact or circumstance that would render our continuing participation in the assignment unethical or unlawful.

EXPENSE REIMBURSEMENT: In addition to the fees, any requests for compensation will also include certain charges for costs and expenses. Such costs and expenses will include, among others, charges for messenger services, air couriers, word processing services, photocopying, airfare, travel and reasonable living expenses, postage, long distance telephone, legal advice, and other charges customarily invoiced by professional firms for reimbursement of out-of-pocket expenses. Said expenses shall not include meal expenses except when Regent Pacific professionals are engaged in business-related activities and company travel. Regent Pacific will periodically present invoices to Calico for
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                                    [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]


Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 5

reimbursement of such charges, and Calico agrees to pay such invoices within five (5) working days of presentation.

We will provide regular progress reviews to Calico and its Board of Directors at approximately biweekly intervals, as the work progresses. These progress reviews will include a discussion of the alternatives available to Calico, the performance of the company relative to the restructuring of the ongoing business. In addition, Regent Pacific requires, and Calico agrees, that the Board of Directors of Calico will be available to Regent Pacific on a reasonable consultation and communication basis and will meet with Regent Pacific in person in regularly scheduled monthly board meetings to review the status of the engagement.

During the progress of the work, should circumstances warrant, we may apply for additions to the retainer fees, and attendant increases in the payments scheduled above. Should we seek such additional compensation in order to continue the level of effort required by the undertaking, we will do so based upon our professional guideline hourly rates. We understand and acknowledge that nothing in this agreement obligates Calico to pay such additional retainer fees or other compensation unless the Calico Board of Directors shall have agreed to make such payments after a written request by Regent Pacific. As you know, our professional guideline hourly rates range from $275 to $500. Our guideline hourly rates are adjusted periodically, typically on January 1 of each year, to reflect the advancing experience, capabilities and seniority of our professionals as well as general economic factors.

Because of the breadth and nature of our practice, from time to time our firm may work for one client whose interest may be opposed to that of another client, for which we work in an unrelated matter. Please be assured that, despite any potential difference in the interests of our clients, we strictly preserve all client confidences and zealously pursue the interests of each of our clients. Calico agrees that it does not consider such concurrent work in unrelated matters of Calico and any other client of Regent Pacific to be inappropriate, and therefore waives any objections to any such present or future concurrent assignments provided, however, that such waiver shall not apply to any willful misconduct or breach of confidentiality obligations of Regent Pacific hereunder.

Except in the case of willful misconduct or gross negligence, Calico shall indemnify, defend, and hold Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and counsel, harmless against any damages, costs, fines, penalties, liabilities,
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                                    [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]

Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 6


attorneys' and other professional fees and disbursements, suffered, incurred by, or asserted against, Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and/or counsel, including any amounts incurred or paid in settlement or any judgment of any action, suit, or proceeding brought under any statute, at common law, or otherwise, which arises under or in connection with the performance by Regent Pacific of services pursuant to this agreement and any amendment or modification thereto. The obligations of Calico under this paragraph are hereinafter collectively referred to as "Indemnity Obligations." The Indemnity Obligations shall survive, for a period of five (5) years, any termination of Regent Pacific's services under this agreement and any amendment or modification thereto. Calico agrees to promptly tender any payments due to Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and/or counsel, under or in respect of the Indemnity Obligations, within three (3) business days following written demand by Regent Pacific, its officers, directors, principals, associates, affiliates, employees, agents, and/or counsel. Calico's Indemnity Obligations shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of Calico, which consent shall not be unreasonably withheld.

CONFIDENTIAL INFORMATION: Regent Pacific and its team of crisis managers shall have access under this agreement to certain proprietary and/or confidential information with respect to Calico's business. Regent Pacific hereby agrees to protect such confidential information as though it were Regent Pacific's own confidential information, in accordance with the following terms and conditions:

1. Calico shall permit Regent Pacific to review financial and proprietary information necessary to Regent Pacific's participation in Calico's management.

2. Calico shall permit, and Regent Pacific shall require, review of all Calico Board of Directors minutes and all executive actions taken within the three months prior to the execution of this agreement.

3. Regent Pacific shall maintain the confidentiality of all such information and prevent the unauthorized disclosure thereof. No such information shall be made available for the use of any other party or be divulged to others unless it:

     a. is independently developed by Regent Pacific, provided that the person or persons developing same have had no access to confidential information received from Calico;

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                                   [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]

Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 7

     b.   is or becomes publicly available; or

     c. is rightfully and lawfully received by Regent Pacific from an independent third party.

This agreement is made under the laws of the State of California. If any legal action arises under this Agreement or by reason of an asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing or attempting to enforce the terms of this agreement.

NON-SOLICITATION: in recognition of the fact that the Regent Pacific individuals that we provide to Calico under this agreement may perform similar services from time to time for others, this agreement shall not prevent Regent Pacific from performing such similar services or restrict Regent Pacific from using such individuals. Calico agrees that it shall not, except by mutual agreement between the parties, during the term of this agreement nor for a period of three (3) years after its termination, solicit for employment nor employ, whether as employee or independent contractor or agent, any person who performs services under this agreement. It is agreed that in the event of a breach of this paragraph by Calico, it would be impractical or extremely difficult to fix actual damages and, therefore, Regent Pacific and Calico agree that if Calico breaches this paragraph, then Calico shall pay to Regent Pacific $390,000 per individual solicited or employed as employee, independent contractor or agent, as Liquidated Damages and not as a penalty, which is agreed by Regent Pacific and Calico to represent reasonable compensation for the foreseeable loss that will, in all likelihood, be incurred because of such breach.

This constitutes the entire understanding between Regent Pacific and Calico regarding our services. Further, this agreement supersedes and replaces any prior agreement(s) between the parties. By executing this agreement you acknowledge that you have read it carefully and understand all of its terms. This agreement cannot be modified except by further written agreement signed by each party.

If you have any questions about the foregoing, please call me. If Calico is in agreement with the foregoing, and it accurately represents your understanding of the agreement between Calico and our firm, please approve the enclosed copy of this letter, and return the approved copy to me, along with the advance retainer of $200,000 and the first four (4) week service fee of $200,000. Said payments may be wire-transferred to the account of
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                                    [REGENT PACIFIC MANAGEMENT CORPORATION LOGO]
Mr. Joseph B. Costello, Director
Mr. Joel P. Friedman, Director
Mr. Bernard J. Lacroute, Director
Mr. Alan P. Naumann, Director
Mr. William B. Unger, Director
July 13, 2001
Page 8



Regent Pacific Management Corporation at Comerica Bank, 333 West Santa Clara Street, San Jose, CA 95113, Account #1890652975, Routing number 121137522. Our contact there is Zona Peterson at (408) 556-5367. If there are any questions with regard to the terms set forth herein, kindly contact me immediately. In order to maintain continuity in scheduling of our resources, we ask that we receive your affirmative response as soon as possible. In any event, this offer to provide our services will expire on July 16, 2001 unless accepted by you prior to that date, or extended in writing by an officer of Regent Pacific. Please understand that we can assume no responsibility in connection with the services to be provided under this agreement until the signed copy has been returned and the required funds as agreed to by us have been received.

Very truly yours,

REGENT PACIFIC MANAGEMENT CORPORATION



Gary J. Sbona
Chairman and Chief Executive Officer


THE FOREGOING IS HEREBY APPROVED AND AGREED TO:

DATED: July 22, 2001

CALICO COMMERCE, INC.
(Signifies full agreement with all terms and conditions)



BY:  /s/ William B. Unger
     ---------------------------------------------
     Mr. William B. Unger          Title: Director
     On Behalf of the Board of Directors




BY:  /s/ Joel P. Friedman
     ---------------------------------------------
     Mr. Joel P. Friedman          Title: Director
     On Behalf of the Board of Directors